UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 3, 2008

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State or Other Jurisdiction of Incorporation)

1-11530	38-2033632
(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48304-2324
(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under theExchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under theExchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

At the annual meeting of shareholders of Taubman Centers, Inc. (the “Company”) on May 29, 2008, shareholders elected the four director nominees, ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008, and approved the 2008 Omnibus Long-Term Incentive Plan.  Shareholders did not approve the shareholder proposal requesting that the Company’s Board of Directors take the necessary steps to declassify the Board.  The results of the voting are shown below*:

Proposal 1 — Election of Directors

Nominees	Term	Votes For	Votes Withheld
Ronald W. Tysoe	2 Years	72,715,445	1,615,851
Robert S. Taubman	3 Years	72,283,395	2,047,901
Lisa A. Payne	3 Years	69,919,592	4,411,703
William U. Parfet	3 Years	72,208,943	2,122,353

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstain
74,237,244	73,330	20,719

Proposal 3 — Approval of the 2008 Omnibus Long-Term Incentive Plan

Votes For	Votes Against	Abstain	Broker Non-Votes
69,160,701	3,031,053	266,871	1,872,670

Proposal 4 — Shareholder Proposal

Votes For	Votes Against	Abstain	Broker Non-Votes
39,111,766	33,072,553	274,306	1,872,670

*For Proposal 1, the four nominees receiving the most votes cast were elected as directors.  Proposals 2, 3, and 4 required the affirmative vote of 66⅔% of the outstanding voting shares for approval; the total outstanding voting shares as of the record date, April 7, 2008, were 79,332,767 shares.

SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2008	TAUBMAN CENTERS, INC.

By: /s/ Lisa A. Payne
Lisa A. Payne
Vice Chairman and Chief Financial Officer